Exhibit 32.1


                  Certification of Chief Executive Officer
         Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
                Section 906 of the Sarbanes-Oxley Act of 2002

I, Vahan V. Basmajian, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the quarterly report of Megatech Corporation on Form 10Q for the quarterly period ended September 30, 2003 fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such quarterly report fairly presents in all material respects the financial condition and results of operations of Megatech Corporation.


Dated: October 29, 2003                /s/ Vahan V. Basmajian
                                       ----------------------
                                       Vahan V. Basmajian
                                       President & Treasurer

A signed original of this statement required by Section 906 has been provided to Megatech Corporation and will be retained by Megatech
Corporation and furnished to the Securities and Exchange Commission or its staff upon request.


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